                                                                      EXHIBIT 99

BSARM-0101                  Computational Materials
Settle Date         1/31/01
1Y_CMT                5.727
3Y_CMT                5.360
6M_CMT                6.031



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                      A1                      A2                     A4                     A5                     A6
                 25% CPR                 15% CPR                15% CPR                15% CPR                15% CPR
   Avg. Life        2.92   Avg. Life        5.27  Avg. Life        5.27  Avg. Life        5.23  Avg. Life        5.02
   ---------               ---------              ---------              ---------              ---------

       Price       Yield       Price       Yield      Price       Yield      Price       Yield      Price       Yield
       -----       -----       -----       -----      -----       -----      -----       -----      -----       -----
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   101.65625        7.27   100.40625        7.59  100.50000        7.23  100.50000        7.13   99.71875        7.06
   101.68750        7.26   100.43750        7.58  100.53125        7.23  100.53125        7.12   99.75000        7.05
   101.71875        7.24   100.46875        7.57  100.56250        7.22  100.56250        7.11   99.78125        7.04
   101.75000        7.23   100.50000        7.57  100.59375        7.21  100.59375        7.10   99.81250        7.03
   101.78125        7.22   100.53125        7.56  100.62500        7.20  100.62500        7.09   99.84375        7.03
   101.81250        7.20   100.56250        7.55  100.65625        7.19  100.65625        7.09   99.87500        7.02
   101.84375        7.19   100.59375        7.54  100.68750        7.19  100.68750        7.08   99.90625        7.01
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